Exhibit 10.5
CMI Loan No. 237630

GUARANTY OF RECOURSE OBLIGATIONS
THIS GUARANTY OF RECOURSE OBLIGATIONS (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, this “Guaranty”) is made this 30th day of August, 2019, jointly and severally, by KARL SLOVIN, an individual, having an address at c/o M West Holdings, LLC, 13949 Ventura Boulevard, Suite 350, Sherman Oaks, California 91423 (“Individual Guarantor”), SLOVIN PROPERTIES, INC., a Delaware corporation, having an address at c/o M West Holdings, LLC, 13949 Ventura Boulevard, Suite 350, Sherman Oaks, California 91423 (“Slovin Guarantor”), and KBS SOR US PROPERTIES II LLC, a Delaware limited liability company, having an address at 800 Newport Center Drive, Suite 700, Newport Beach, California 92660 (“KBS Guarantor” , together with Individual Guarantor and Slovin Guarantor, collectively, “Guarantor”), in favor of INVESCO CMI INVESTMENTS, L.P., a Delaware limited partnership, having an address at c/o Invesco Real Estate, 2001 Ross Avenue, Suite 3400, Dallas Texas 75201 (together with its successors, transferees and assigns, the “Lender”).
RECITALS:
A.Lender and NOHO COMMONS PACIFIC OWNER LLC, a Delaware limited liability company (“Borrower”), have entered into a certain Loan Agreement, dated as of the date hereof (as it may hereafter be modified, supplemented, extended, or renewed and in effect from time to time, the “Loan Agreement”), which Loan Agreement sets forth the terms and conditions of a loan (said loan, together with all advances which may hereafter be made pursuant to the Loan Agreement, being referred to herein as the “Loan”) to Borrower secured by certain Property as defined and more particularly described in the Loan Agreement.
B. Guarantor holds a direct or indirect interest in Borrower and will receive direct or indirect benefit from Lender’s making of the Loan to Borrower.
C. The Loan is evidenced by a certain Promissory Note, dated as of the date hereof, executed by Borrower and payable to the order of Lender (such Promissory Note, as it may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal, or extension thereof, in whole or in part, is herein called the “Note”).
D. Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement. This Guaranty is one of the Loan Documents described in the Loan Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Lender to make the Loan to Borrower, Guarantor hereby guarantees to Lender the prompt and full payment and performance of the Guaranteed Recourse Obligations of Borrower (defined below), this Guaranty being upon the following terms and conditions:

1.Guaranteed Recourse Obligations of Borrower.
(a) Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, and not merely the collectability, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter the payment of the Guaranteed Recourse Obligations of Borrower (hereinafter defined). As used herein, the term “Guaranteed Recourse Obligations of Borrower” shall mean all obligations and liabilities of Borrower for which Borrower shall be personally liable pursuant to Section 11.22 of the Loan Agreement, together with all reasonable attorneys’ fees and all other costs and expenses payable by Guarantor to Lender pursuant to Section 10 hereof (but, for the avoidance of doubt, Guaranteed Recourse Obligations of Borrower shall not include expenses, fees and/or costs of collection in connection with Lender’s enforcement of any other Loan Document other than this Guaranty to the extent set forth in such Section 10).
(b) Limitation on Guarantor’s Liability. Guarantor shall have no liability under Section 1(a) above with respect to any of the following after the date (the “Foreclosure Date”) Lender or its designee, or a purchaser at a foreclosure sale, acquires title to the Property by foreclosure or deed in lieu of foreclosure: (i) under clause (g) of Section 11.22 of the Loan Agreement to the extent arising from Borrower’s failure to maintain the Policies after the Foreclosure Date or to the extent arising from the failure of the Borrower to pay any insurance premiums applicable to the period after the Foreclosure Date; and (ii) under clause (h) of Section 11.22 of the Loan Agreement to the extent relating to Taxes or Other Charges applicable to the period after the Foreclosure Date. Guarantor shall not be liable for any obligations or liabilities hereunder resulting solely from the fraud or gross negligence of Lender or its agents or employees.
2. Certain Agreements and Waivers by Guarantor.
(a) Guarantor hereby agrees that each of the following shall constitute Events of Default hereunder (i) the occurrence of a default by Guarantor in payment of the Guaranteed Recourse Obligations of Borrower, or any part thereof, when such indebtedness becomes due and (ii) an “Event of Default” with respect to Guarantor under Section 10.1 of the Loan Agreement.
(b) Upon the occurrence and during the continuance of any Event of Default hereunder, the Guaranteed Recourse Obligations of Borrower, for purposes of this Guaranty, shall be deemed immediately due and payable at the election of Lender. Guarantor shall, on demand, pay the Guaranteed Recourse Obligations of Borrower to Lender. It shall not be necessary for Lender, in order to enforce such payment, first to (i) institute suit or pursue or exhaust any rights or remedies against Borrower or others liable for the Debt, (ii) enforce any rights against any security that shall ever have been given to secure the Debt, (iii) join Borrower or any others liable for the payment or performance of the Guaranteed Recourse Obligations of Borrower or any part thereof in any action to enforce this Guaranty and/or (iv) resort to any other means of obtaining payment or performance of the Guaranteed Recourse Obligations of Borrower.

(c) Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Recourse Obligations of Borrower, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto.
(d) In the event any payment by Borrower or any other Person to Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Lender shall not constitute a release of Guarantor from any liability hereunder and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Lender of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Lender or so paid by Lender to another Person (which amounts shall constitute part of the Guaranteed Recourse Obligations of Borrower), and any interest paid by Lender and any reasonable attorneys’ fees, out-of-pocket costs and expenses actually paid or incurred by Lender in connection with any such event. If acceleration of the time for payment of any amount payable by Borrower under any Loan Document is stayed or delayed by any law or tribunal, any amounts due and payable hereunder shall nonetheless be payable by Guarantor on demand by Lender.
3. Subordination. If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor, then until the Guaranteed Recourse Obligations of Borrower have been fully paid and performed:
(a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing same shall, at all times, be subordinate in all respects to the Guaranteed Recourse Obligations of Borrower and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Recourse Obligations of Borrower;
(b) Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Guaranteed Recourse Obligations of Borrower have been fully and finally paid and performed;
(c) Guarantor hereby assigns and grants to Lender a security interest in all such indebtedness and security therefor, if any, of Borrower to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Recourse Obligations of Borrower have been fully paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section, Guarantor shall pay the same to

Lender immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Lender and shall have absolutely no dominion over the same except to pay it immediately to Lender; and
(d) Guarantor shall promptly upon written request of Lender from time to time execute such documents and perform such acts as Lender may reasonably require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section.
4. Other Liability of Guarantor or Borrower. If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may have against Guarantor.
5. Assignment by Lender. This Guaranty is for the benefit of Lender and Lender’s successors and assigns, and in the event of an assignment made in accordance with the Loan Agreement of the Guaranteed Recourse Obligations of Borrower, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Recourse Obligations of Borrower so assigned, may be transferred with such Guaranteed Recourse Obligations of Borrower. To the extent permitted by applicable law, Guarantor waives notice of any transfer or assignment of the Guaranteed Recourse Obligations of Borrower, or any part thereof, and agrees that failure to give notice will not affect the liabilities of Guarantor hereunder.
6. Binding Effect. This Guaranty is binding not only on Guarantor, but also on Guarantor’s heirs, personal representatives, successors and assigns. Upon the death of Guarantor, if Guarantor is a natural person, this Guaranty shall continue against Guarantor’s estate as to all of the Guaranteed Recourse Obligations of Borrower, including that portion incurred or arising after the death of Guarantor and shall be provable in full against Guarantor’s estate, whether or not the Guaranteed Recourse Obligations of Borrower are then due and payable. If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually. Without limitation of any other term, provision or waiver contained herein, Guarantor hereby acknowledges and agrees that it has been furnished true, complete and correct copies of the Loan Documents and has reviewed the terms and provisions thereof (including, without limitation, the Guaranteed Recourse Obligations of Borrower).
7. Nature of Guaranty. Guarantor hereby acknowledges and agrees that this Guaranty (a) is a guaranty of payment and not only of collection and that Guarantor is liable hereunder as a primary obligor, (b) shall only be deemed discharged after the indefeasible satisfaction in full of the Guaranteed Recourse Obligations of Borrower, (c) shall not be reduced, released, discharged, satisfied or otherwise impacted in connection with (i) any act or occurrence that might, but for the provisions hereof, be deemed a legal or equitable reduction, satisfaction, discharge or release and/or (ii) Lender’s enforcement of remedies under the Loan Documents and (d) shall survive the foregoing and shall not merge with any resulting foreclosure deed, deed in lieu or similar instrument (if any).
8. Governing Law; Forum. This Guaranty and any claim, controversy or dispute arising under or related to this Guaranty, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to any conflicts of law principles, except to the extent preempted by federal laws. As a further inducement to Lender to make the Loan and in consideration thereof, Guarantor further covenants and agrees (a) that in any action or proceeding brought by Lender against Guarantor on this Guaranty, Guarantor shall and does hereby waive trial by jury, (b) Guarantor will maintain a place of business or an agent for service of process in New York and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate, (c) the failure of Guarantor’s agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon, (d) if, despite the foregoing, there is for any reason no agent for service of process of Guarantor available to be served, and if Guarantor at that time has no place of business in the State of New York then Guarantor irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof, Guarantor hereby waiving personal service thereof, (e) that within thirty (30) days after such mailing, Guarantor so served shall appear or answer to any summons and complaint or other process and should Guarantor so served fail to appear or answer within said thirty (30) day period, said Guarantor shall be deemed in default and judgment may be entered by Lender against the said party for the amount as demanded in any summons and complaint or other process so served, (f) Guarantor initially and irrevocably designates Goldfarb & Fleece LLP, with offices on the date hereof at 560 Lexington Avenue, New York, New York 10022, Attention: Robert M. Zimmerman, Esq., to receive for and on behalf of Guarantor service of process in the State of New York with respect to this Guaranty, (g) with respect to any claim or action arising hereunder, Guarantor (i) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in New York County, and appellate courts from any thereof and in the state and federal courts in the State in which the Property is located, and (ii) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Guaranty brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (h) nothing in this Guaranty will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.
9. Invalidity of Certain Provisions. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable Legal Requirements.

10. Attorneys’ Fees, Costs and Expenses of Collection. Guarantor shall pay on demand all reasonable attorneys’ fees and all other out-of-pocket costs and expenses actually incurred by Lender in the enforcement of or preservation of Lender’s rights under this Guaranty including, without limitation, all reasonable attorneys’ fees, costs and expenses, investigation costs, and all court costs, whether or not suit is filed herein, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor, if there be more than one. Guarantor agrees to pay interest on any expenses or other sums due to Lender under this Section 10 that are not paid when due from such date until same are paid, at a rate per annum equal to the interest rate provided for in the Note. Guarantor’s obligations and liabilities under this Section 10 shall survive any payment or discharge in full of the Guaranteed Recourse Obligations of Borrower.
11. Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.
12. Controlling Agreement. It is not the intention of Lender or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable Legal Requirements. Should it be determined that any portion of the Guaranteed Recourse Obligations of Borrower or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable Legal Requirements, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable Legal Requirements. The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Lender.
13. Notices. Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Guaranty shall be given in accordance with the applicable terms and conditions of the Loan Agreement. Notices to Guarantor shall be addressed as follows:
Karl Slovin
c/o M West Holdings, LLC
13949 Ventura Boulevard, Suite 350
Sherman Oaks, California 91423
Telephone: (818) 501-5600
Fax: (818) 501-5655
Email: kslovin@mwestholdings.com
with a copy to:
KBS Strategic Opportunity REIT II, Inc.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Brian Ragsdale

Telephone: (949) 797-0305
Fax: (949) 417-6501
Email: bragsdale@kbs.com
with a copy to:

Sheppard, Mullin, Richter & Hampton LLP
650 Town Center Drive, 10th Floor
Costa Mesa, California 92626
Attention: Scott Morehouse, Esq.
Telephone: (714) 424-2865
Fax: (714) 513-5130
Email: smorehouse@sheppardmullin.com

with a copy to:

Goldfarb & Fleece LLP
560 Lexington Avenue
New York, New York 10022
Attn:  Robert M. Zimmerman, Esq.
Telephone: (212) 891-9117
Fax: (212) 751-3738
Email: rzimmerman@gflegal.com

Guarantor shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of notice to Lender in the manner set forth above.
14. Cumulative Rights. The exercise by Lender of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Lender shall have all rights, remedies and recourses afforded to Lender by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Recourse Obligations of Borrower, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of Lender, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Lender shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of Lender with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by Lender.
15. Subrogation. Notwithstanding anything to the contrary contained herein, to the extent permitted by applicable law (a) Guarantor shall not have any right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Guaranteed Recourse Obligations of Borrower, until the Guaranteed Recourse Obligations of Borrower have been fully paid, and (b) if Guarantor is or becomes an “insider” (as defined in Section 101 of the Bankruptcy Code) with respect to Borrower, then Guarantor hereby irrevocably and absolutely waives until the Guaranteed Recourse Obligations of Borrower have been fully paid, any and all rights of contribution, indemnification, reimbursement or any similar rights against Borrower with respect to this Guaranty (including any right of subrogation, except to the extent of collateral held by Lender), whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that Guarantor shall not be deemed to be a “creditor” (as defined in Section 101 of the Bankruptcy Code) of Borrower by reason of the existence of this Guaranty in the event that Borrower or Guarantor becomes a debtor in any proceeding under the Bankruptcy Code. This waiver is given to induce Lender to make the Loan as evidenced by the Note to Borrower.
16. Further Assurances. Guarantor at Guarantor’s expense will promptly execute and deliver to Lender upon Lender’s reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.
17. No Fiduciary Relationship. The relationship between Lender and Guarantor is solely that of lender and guarantor. Lender has no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of Lender.
18. Interpretation. If this Guaranty is signed by more than one Person as “Guarantor”, then the term “Guarantor” as used in this Guaranty shall refer to all such Persons jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guaranty are made by and shall be binding upon each and every such undersigned Person, jointly and severally and Lender may pursue any Guarantor hereunder without being required (i) to pursue any other Guarantor hereunder or (ii) pursue rights and remedies under the Security Instrument and/or applicable Legal Requirements with respect to the Property or any other Loan Documents.
19. Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

20. Execution. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement.
21. Entire Agreement. This Guaranty embodies the entire agreement between Lender and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Recourse Obligations of Borrower. This Guaranty supersedes all prior agreements and understandings, if any, with respect to guaranty by Guarantor of the Guaranteed Recourse Obligations of Borrower. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to Lender. This Guaranty may not be modified, amended or superseded except in a writing signed by Lender and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
22. WAIVER OF JURY TRIAL. GUARANTOR, AND BY ACCEPTANCE OF THIS GUARANTY, LENDER, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND LENDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS GUARANTY AND ANY OTHER LOAN DOCUMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND LENDER, AND GUARANTOR, AND BY ACCEPTANCE OF THIS GUARANTY, LENDER, HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. LENDER AND GUARANTOR EACH FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
23. Waivers.
(a) Guarantor hereby agrees that neither Lender’s rights or remedies nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of (and Guarantor hereby waives any rights or protections related to): (i) any limitation of liability or recourse in any other Loan Document or arising under any law; (ii) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration; (iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Recourse Obligations of Borrower;

(iv) any homestead exemption or any other similar exemption under applicable Legal Requirements and Guarantor hereby waives the benefit of any such exemption as to the Guaranteed Recourse Obligations of Borrower; (v) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Recourse Obligations of Borrower, including any impairment of Guarantor’s recourse against any Person or collateral; (vi) whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Lender covering all or any part of the Guaranteed Recourse Obligations of Borrower, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release or settlement of Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Recourse Obligations of Borrower; (vii) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other party at any time liable for the payment or performance of any or all of the Guaranteed Recourse Obligations of Borrower; (viii) either with or without notice to or consent of Guarantor: any renewal, extension, modification or rearrangement of the terms of any or all of the Guaranteed Recourse Obligations of Borrower and/or any of the Loan Documents; (ix) any neglect, lack of diligence, delay, omission, failure, or refusal of Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Recourse Obligations of Borrower, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Recourse Obligations of Borrower; (except that Guarantor shall have no liability under this Guaranty for damages resulting from the fraud or gross negligence or willful misconduct of Lender, its Affiliates or any of their respective agents, employees and/or representatives); (x) any failure of Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Recourse Obligations of Borrower or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Lender against Borrower or any security or other recourse, or of any new agreement between Lender and Borrower, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Recourse Obligations of Borrower (excluding any notice that Guarantor is expressly entitled to, or that Lender is expressly obligated to give, under this Guaranty), any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower, including, but not limited to, any changes in the business or financial condition of Borrower, and Guarantor acknowledges and agrees that Lender shall have no duty to notify Guarantor of any information which Lender may have concerning Borrower; (xi) if for any reason that Lender is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Recourse Obligations of Borrower or pay the amount thereof to someone else; (xii) the making of advances by Lender to protect its interest in the Property, preserve the value of the Property or for the purpose of performing any term or covenant contained in any of the Loan Documents; (xiii) the existence of any claim, counterclaim, set off, recoupment, reduction or defense (excluding any defense based upon the actual payment or full performance of any obligation of Guarantor hereunder) based upon any claim or other right that Guarantor may at any time have against Borrower, Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, or any other Loan Document; (xiv) the unenforceability of all or any part of the Guaranteed Recourse Obligations of Borrower against Borrower, whether because the Guaranteed Recourse Obligations of Borrower exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Recourse Obligations of Borrower, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance (other than the actual payment or full performance of such obligation), it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Recourse Obligations of Borrower, or any part thereof, for any reason (other than the actual payment or full performance thereof) (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Recourse Obligations of Borrower); (xv) any order, ruling or plan of reorganization emanating from proceedings under any bankruptcy or similar insolvency laws with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Recourse Obligations of Borrower, whether or not consented to by Lender; and/or (xvi) any partial or total transfer, pledge and/or reconstitution of Borrower and/or any direct or indirect owner of Borrower (regardless of whether the same is permitted under the Loan Documents).
(b) This Guaranty shall be effective as a waiver of, and each Guarantor hereby expressly waives to the extent permitted by applicable law:
(i) any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person whatsoever; and
(ii) any right and/or requirement of or related to notice, presentment, protest, notice of protest, further notice of nonpayment, notice of dishonor, default, nonperformance, intent to accelerate, acceleration, existence of the Debt and/or any amendment or modification of the Debt.
24. Representations and Warranties of Guarantor; Covenants of Guarantor. Each Guarantor (solely on behalf of itself) hereby makes the following representations and warranties (each of which shall remain materially true and correct during the term hereof): (a) it is duly organized, validly existing and in good standing under the laws of its state of formation, and each Guarantor has all requisite right and power to execute and deliver this Guaranty and to perform the Guaranteed Recourse Obligations of Borrower; (b) the execution, delivery and performance of this Guaranty and the incurrence of the Guaranteed Recourse Obligations of Borrower, now or hereafter owing, and the creation of liens on Guarantor’s assets (i) are within its powers and (ii) do not require any approval or consent of, or filing with, any governmental authority or other Person (or such approvals and consents have been obtained and delivered to the Lender) and are not in contravention of any provision of law applicable to Guarantor; (c) this Guaranty and the other Loan Documents to which Guarantor is a party constitutes when delivered, valid and binding obligations of Guarantor, enforceable in accordance with their respective terms; (d) Guarantor is not a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any restriction, which is likely to have a Material Adverse Effect; (e) Guarantor has filed all tax returns which are required to be filed (or obtained proper extensions of time for the filing thereof) and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received; (f) the financial statements and other information pertaining to Guarantor submitted to Lender are, as of the date thereof, true, complete and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; (g) there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Guarantor, threatened, or any basis therefor, which involves a risk of any material judgment or liability not fully covered by insurance (other than any deductible) which is likely to be adversely determined and if so, would have a Material Adverse Effect, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Guarantor which has a Material Adverse Effect; (h) the making of the Loan to Borrower will result in material benefits to Guarantor; (i) Guarantor (1) has not entered into this Guaranty or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) has received reasonably equivalent value in exchange for the Guaranteed Recourse Obligations of Borrower hereunder and under the Loan Documents; (j) Guarantor is not a “foreign person” within the meaning of Section 1445(1)(3) of the Internal Revenue Code; and (k) in addition, Guarantor hereby certifies that its personal financial statements provided to Lender in connection with the origination of the Loan did not reflect any assets held in a trust or in any similar legal entity.
25. Financial Covenants of Guarantor
(a) Guarantor (i) shall keep and maintain complete and accurate books and records and (ii) shall permit Lender and any authorized representatives of Lender to have access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Guarantor, at all reasonable times, during normal business hours, at Guarantor’s address for notices as set forth herein upon the giving of reasonable notice of such intent. Guarantor shall also provide to Lender, upon Lender’s reasonable request, such proofs of payments, costs, expenses, revenues and earnings, and other documentation as Lender may reasonably request, from time to time, and with such other information, in such detail as may reasonably be required by Lender.
(b) Lender shall have the right, at any time and from time to time upon the occurrence and continuance of an “Event of Default” hereunder or under the other Loan Documents, to audit the books and records of Guarantor.

(c) During the term hereunder, each Guarantor will furnish or cause to be furnished to Lender, as soon as available, and in any event within one hundred thirty-five (135) days after the end of each calendar year, the annual financial statements of Guarantor, which financial statements shall be prepared by Guarantor’s independent certified public accountant reasonably acceptable to Lender prepared in accordance with tax based accounting, and which shall include Guarantor’s statements of net worth and contingent liabilities. All such financial statements shall (A) be certified by Guarantor to Lender as true and correct in all material respects and (B) contain such backup and/or supporting information as may be reasonably requested by Lender. In addition, Guarantor shall promptly furnish to Lender any other financial information reasonably requested by Lender from time to time in respect of Guarantor.
(d) Intentionally omitted.
(e) Guarantor hereby makes the following additional affirmative covenants:
(i) At all times while the Debt remains unsatisfied, Guarantor shall, in the aggregate, maintain Unencumbered Liquid Assets (as defined below) of not less than $7,500,000.00.
(ii) Commencing on the date hereof, and at all times thereafter while the Debt remains unsatisfied, Guarantor shall maintain an aggregate Net Worth (as defined below) of not less than $75,950,000.00.
(iii) As used above, the following terms shall have the following meanings:
(1) “Net Worth” means Person’s equity calculated in accordance with Acceptable Accounting Methods as its total assets minus its total liabilities, at any time and from time to time, and shall (A) be based on market valuations and (B) not include (x) any Intangible Assets or (y) the value of the Property or Guarantor’s interest in the Property (or Guarantor’s indirect equity interest in the Borrower) or in any other asset that is part of the collateral for the Loan.
(2) “Cash and Cash Equivalents” shall mean: (i) United States dollars and (ii) any of the following which may be liquidated without restrictions within five (5) Business Days or less: (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six (6) months from the date of acquisition; (b) certificates of deposit and Eurodollar time deposits with maturities of six (6) months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and an S&P Certificate of Deposit Rating (short term) of A-1 or better or the equivalent by Moody’s; (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (ii)(a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (ii) (b) above; (d) commercial paper having the highest rating obtainable from Moody’s or S&P, and in each case maturing within six months after the date of acquisition; and (e) money market funds substantially all the assets of which are comprised of securities and other obligations of the types described in clauses (i) and (ii)(a) through (d) above.
(3) “Intangible Assets” shall mean those assets of a Person (whether having determinate or indeterminate lives) that lack physical substance (other than accounts receivable) and that are considered under GAAP to be intangibles but, in any event, shall include, without limitation, goodwill, deferred financing costs, organizational costs and patent, copyright, franchise, trademark, customer contracts and relationships, covenants not to compete, technology and process costs and related amounts and capitalized research and development costs included on a balance sheet of such Person.
(4) “Unencumbered Liquid Assets” shall be determined by Lender in its reasonable discretion, at any time and from time to time, and shall mean the “liquid assets” of Guarantor, free and clear of all liens and shall include only the following assets of Guarantor as set forth on Guarantor’s balance sheet: (x) all Cash and Cash Equivalents, and (y) the following, to the extent acquired for investment or with a view to achieving trading profits (and which may be liquidated without restrictions within five (5) Business Days or less): marketable securities owned of record and beneficially by Guarantor and which are freely tradeable, without any restriction on the New York Stock Exchange, the American Stock Exchange or NASDAQ.
(iv) Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate, including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock in Guarantor or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein, in either case, which could have the effect of reducing the Net Worth of Guarantor.
26. Transfer of Loan. Subject to Article IX of the Loan Agreement, (a) Lender may, at any time, sell, transfer or assign the Note, the Loan Agreement, the Security Instrument, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any credit rating agency (the foregoing entities hereinafter collectively referred to as the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to Guarantor and the Property, whether furnished by Guarantor, any other guarantor or otherwise, as Lender determines reasonably necessary or desirable. Guarantor agrees to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with the Loan Agreement and such other documents as may be reasonably requested by Lender. Guarantor shall also furnish, and Guarantor and any other guarantor hereby consent to Lender furnishing to such Investors or such prospective Investors, any and all information concerning the financial condition of the Guarantor and any other guarantor and any and all information concerning the Property and the Leases as may be requested by Lender, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.
(b) Upon any transfer or proposed transfer contemplated above and by Section 9.1 of the Loan Agreement, at Lender’s request, Guarantor shall provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may require.
27. Replacement Guarantor. To the extent that any Guarantor is a natural person, the death or incompetency of such Guarantor shall be an Event of Default hereunder unless such Guarantor is replaced in accordance with this Section. Borrower shall be permitted to substitute a replacement guarantor and no “Event of Default” shall be deemed to have occurred hereunder as a result thereof, provided, that (a) no other Event of Default hereunder or under and as defined in the Loan Agreement has occurred and is then continuing, (b) such substitution is permitted by then applicable REMIC Requirements and (c) and the Replacement Guarantor Conditions have been satisfied in Lender’s reasonable discretion. As used herein, the term “Replacement Guarantor Conditions” shall mean (i) within ninety (90) days after the occurrence of such death or incompetency, Borrower delivers Lender written notice of its intent to substitute the Guarantor, (ii) the replacement guarantor is a Satisfactory Replacement Guarantor (as defined below), (iii) within thirty (30) days after delivery of the written notice described in clause (i) above, such Satisfactory Replacement Guarantor shall have executed and delivered to Lender (A) a guaranty of recourse obligations on substantially the same form as this Guaranty and (B) an environmental indemnity agreement on substantially the same form as the Environmental Indemnity Agreement executed by Borrower and Guarantor in connection with the Loan (subclauses (A), and (B), collectively, the “Replacement Guaranties”), (iv) Borrower and each other Guarantor hereunder shall have executed such other reaffirmations of the Loan Documents as Lender may reasonably require, (v) Lender shall have received (A) a customary legal opinion of counsel to the Satisfactory Replacement Guarantor with respect to the enforcement of the Replacement Guaranties and with respect to the due formation, authority, due execution and delivery of the Satisfactory Replacement Guarantor Replacement Guaranties, as applicable, and (B) a New Non-Consolidation Opinion reasonably acceptable to Lender, (vi) Lender shall have received evidence reasonably satisfactory to Lender that the Guarantor continues to comply with the Net Worth and Unencumbered Liquid Assets covenants set forth in Section 26 above, (vii) such Satisfactory Replacement Guarantor satisfies Lender’s then-existing “know your customer” requirements (including, without limitation, satisfactory credit and other searches customarily conducted by Lender) and (viii) Borrower shall have reimbursed Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) actually incurred in connection with satisfying the foregoing. As used herein, the term “Satisfactory Replacement Guarantor” shall mean a replacement guarantor that (1) owns a beneficial interest in the Borrower and (2) is approved by Lender in its sole and absolute discretion. Notwithstanding the foregoing or anything stated to the contrary herein, a Trust may be dissolved provided that the following conditions are satisfied: (i) the remaining Trusts together with the Individual Guarantor continue to satisfy the financial covenants in Section 25(e), and (ii) Guarantor provides Lender with no less than ten (10) days prior written notice of such intended dissolution and such notice shall be accompanied by financial statements for the remaining Guarantors evidencing that the financial covenants in Section 25(e) are satisfied and such financial statements shall be certified by Individual Guarantor and compiled by a certified public accountant.

28. Change in Residency. Individual Guarantor hereby represents and warrants that he is a resident of the State of California and that his primary domicile is in the State of California.
29. Special State Provisions. Guarantor hereby acknowledges and agrees that (1) this Guaranty is not secured by the Mortgage or by any real property in the State of California, and (2) this Guaranty is not governed by or subject to the laws of the State of California, and the following waivers and other terms and conditions of this Guaranty are given by Guarantor out of an abundance of caution at the request of Lender (and that the same forms a material part of the consideration for Lender to make the Loan) in the event the Loan is ever characterized as being governed by the laws of the State of California or this Guaranty is subject to interpretation under the laws of the State of California (but that it is not Lender’s or Guarantor’s intention to so characterize the Loan). Subject to the foregoing:
(a) Guarantor hereby expressly waives any and all benefits and defenses under California Civil Code (“CC”), Section 2787-2855, inclusive, and 2899, 2953 and 3433, including, without limitation, the right to require Lender to (i) proceed against Borrower or any Guarantor or other pledgor, (ii) proceed against or exhaust any security or collateral Lender may hold, or (iii) pursue any other right or remedy for the benefit of Guarantor. Guarantor hereby expressly waives any and all benefits and defenses under (A) California Code of Civil Procedure (“CCP”) Section 580a which would otherwise limit Guarantor’s liability after a non-judicial foreclosure sale to the difference between the obligations guaranteed herein and the value of the property or interest sold at such non-judicial foreclosure sale as determined by a fair value hearing or otherwise, (B) CCP Sections 580b and 580d, which would otherwise limit Lender’s, right to recover a deficiency judgment with respect to purchase money obligations and after a non-judicial foreclosure sale, respectively, and (C) CCP Section 726 which, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment may be obtained or a deficiency judgment may be pursued and would limit Guarantor’s liability after a judicial foreclosure sale to the difference between the obligations guaranteed herein and the fair value of the property or interest sold at such judicial foreclosure sale. Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure, or by an acceptance of a deed in lieu of foreclosure, and notwithstanding enforcement of any other guaranty executed in connection with the Loan Documents, Guarantor shall remain bound under this Guaranty. Guarantor acknowledges that it has been made aware of the provisions of CC Section 2856, has read and understands the provisions of that statute, has had the opportunity to seek the advice of its counsel as to the scope, purpose and effect of that statute, and based thereon, and without limiting the foregoing waivers, Guarantor agrees to waive all suretyship rights and defenses described in CC Section 2856(a).
(b) Without limiting any other waivers herein, Guarantor hereby gives the following waivers with respect to CC Sections 2856(c) and (d):
(i) Guarantor waives all rights and defenses that the Guarantor may have because the debtor’s debt is secured by real property. This means among other things: (A) the creditor may collect from the Guarantor without first foreclosing on any real or personal property pledged by the debtor; (B) if the creditor forecloses on any real property collateral pledged by the debtor: (1) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; (2) the creditor may collect from the Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the debtor. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the debtor’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based on CCP Sections 580a, 580b, 580d or 726, CC Sections 2787 through 2855, 2899, 2953 and 3433, and any successor sections, or similar laws in other states.
(ii) Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor’s rights of subrogation and reimbursement against the principal by operation of CCP Section 580d or otherwise.
(c) To the full extent permitted by law, Guarantor waives any and all statutes of limitations as a defense to any or all of the Guaranteed Obligations.
(d) Guarantor waives any and all provisions of law and equitable principles that conflict with this Guaranty.
(e) Except as expressly provided in the Loan Documents, Guarantor waives any right to require Lender, and Lender shall not have any obligation, to provide to Guarantor any information concerning performance of the Obligations, the ability of Borrower to perform the Obligations, or any other matter, regardless of what information Lender may have from time to time.
(f) Until (i) the indefeasible payment in full of all principal, accrued interest and other amounts payable to the Lender under the Loan Documents, and (ii) the indefeasible satisfaction in full of the Guaranteed Recourse Obligations of Borrower, Guarantor waives any and all present and future claims, remedies, and rights of Guarantor against Borrower, any Guarantor, the collateral, and any other property, interests in property, or rights to property of Borrower or any Guarantor (i) arising from any performance by Guarantor hereunder, (ii) arising from any application of any collateral or any other property, interests in property, or rights to property of Guarantor to payment or performance of the Guaranteed Obligations, or (iii) otherwise arising in respect of the Loan Documents, regardless of whether such claims, remedies, and rights arise under any present or future agreement, document, or instrument or are provided by any law, ordinance, regulation, or rule (federal, state, or local) (including, without limitation, (A) any and all rights of contribution, exoneration, indemnity, reimbursement, and subrogation (including, without limitation, any right Guarantor would otherwise have under CC Sections 2847 and 2848), and (B) any and all rights to participate in the rights and remedies of Lender against Borrower, any Guarantor, and the collateral). Guarantor understands and acknowledges that Guarantor may, by reason of the foregoing waivers, incur a partially or totally non-reimbursable liability hereunder, nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole discretion, any right and remedies or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. For example, but without limiting the generality of the foregoing, under California law (CCP Section 580d as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968) which was decided prior to the enactment of CCP Section 2856) Guarantor could attempt to assert a defense to liability under this Guaranty if Lender forecloses non-judicially against real property security for the Guaranteed Obligations. By executing this Guaranty, Guarantor: (1) waives and relinquishes any such defense, (2) agrees that it will not assert that defense in any action or proceeding which Lender may commence to enforce this Guaranty, and (3) acknowledges and agrees that Lender is relying on this waiver in entering into the Loan Documents and making loans and advances thereunder, and that this waiver is a material part of the consideration which Lender is receiving for making such loans and advances. Without limiting the generality of the foregoing, Guarantor waives all rights and defenses arising out of an election of remedies by Lender even though that election of remedies, such as non-judicial foreclosure with respect to security for a guaranteed obligation has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by reason of the operation of CCP Section 580d or otherwise.
(g) To the fullest extent permitted by law, Guarantor hereby expressly waives all rights and benefits under Section 2809 of the California Civil Code purporting to reduce a guarantor’s obligations in proportion to the principal obligation.
(h) Guarantor hereby expressly waives any right Guarantor might have to revoke this Guaranty as to any advances made by Lender to or on behalf of Borrower or pursuant to the terms of any of the Loan Documents, Guarantor specifically acknowledging that there is a continuing consideration to Guarantor for this Guaranty and therefore Guarantor waives and relinquishes the right to revoke or terminate this Guaranty as provided in California Civil Code Section 2815.
(i) Guarantor consents to the waiver by Borrower of all of its rights under California Civil Code Section 2822, which provides as follows: "(a) The acceptance, by a creditor, of anything in partial satisfaction of an obligation, reduces the obligation of a surety thereof, in the same measure as that of the principal, but does not otherwise affect it. However, if the surety is liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied; and (b) For purposes of this section and Section 2819, an agreement by a creditor to accept from the principal debtor a sum less than the balance owed on the original obligation, without the prior consent of the surety and without any other change to the underlying agreement between the creditor and principal debtor, shall not exonerate the surety for the lesser sum agreed upon by the creditor and principal debtor."
30. Trustee Exculpation. Any trustee (other than Karl Slovin) executing this Guaranty in its capacity as a trustee is acting solely in such capacity as trustee and shall be liable solely in such capacity and not personally or otherwise.

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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty under as of the date first written above.

/s/ Karl Slovin
KARL SLOVIN, an individual

SLOVIN PROPERTIES, INC.,
a Delaware corporation

By: /s/ Karl Slovin
Name:  Karl Slovin
Title:  President

KBS SOR US PROPERTIES II LLC,
a Delaware limited liability company

By:	KBS Strategic Opportunity Limited Partnership II,
a Delaware limited partnership,
its sole shareholder

	By:	KBS Strategic Opportunity REIT II, INC.,
a Maryland corporation,
its sole general partner

		By:	/s/ Jeffrey K. Waldvogel
Chief Financial Officer